UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __  )

Filed by the Registrant ☒
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hi/fn, inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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_________________________________

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 21, 2008
_________________________________

All Hifn Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of hi/fn, inc., a Delaware corporation (“Hifn”), will be held on Thursday, February 21, 2008 at 10:00 a.m., local time, at Hifn’s principal executive offices at 750 University Avenue, Los Gatos, California 95032, for the following purposes:

1.	To elect two members of the Board of Directors;

2.	To vote on the ratification of the appointment of PricewaterhouseCoopers LLP as Hifn’s independent registered public accountants for the fiscal year ending September 30, 2008;

3.	To approve an amendment to Hifn’s Amended and Restated 1998 Employee Stock Purchase Plan to extend its term; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. This Notice of Annual Meeting of Stockholders, the proxy statement and form of proxy are first being mailed to stockholders on or about January 18, 2008.

Stockholders of record at the close of business on January 4, 2008 (the “Record Date”) are entitled to notice of and to vote at the meeting and any adjournment(s) or postponement(s) thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting and entitled to vote may do so in person even if he or she has returned a proxy.

                By Order of the Board of Directors

                William R. Walker
                Secretary
Los Gatos, California
January 18, 2008

______________

PROXY STATEMENT
______________

GENERAL INFORMATION

    This proxy statement and the enclosed proxy card is furnished in connection with the solicitation of the proxy on behalf of the Board of Directors of hi/fn, inc. (“Hifn,” “the Company,” “we,” “us” and “our”) for use at our Annual Meeting of Stockholders to be held on Thursday, February 21, 2008 at 10:00 a.m., local time (the “Meeting”), at Hifn’s principal executive offices located at 750 University Avenue, Los Gatos, California 95032, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Hifn’s telephone number at its principal executive offices is (408) 399-3500 and its corporate website address is www.hifn.com.

    These proxy solicitation materials and the accompanying annual report to stockholders, including our Annual Report on Form 10-K for the year ended September 30, 2007, were first mailed on or about January 18, 2008 to all stockholders entitled to vote at the Meeting.

    Hifn’s fiscal year ends on September 30. Hifn’s last fiscal year ended on September 30, 2007.

Information about this Proxy Statement

Why you received this proxy statement?

    Stockholders of record as of the close of business on January 4, 2008 (the “Record Date”) are entitled to notice of and to vote at the Meeting. This proxy statement includes information, as required under the rules of the Securities and Exchange Commission, to assist you in voting your shares.

What is the purpose of the meeting?

    At the meeting, Hifn stockholders will vote on the matters as outlined in the accompanying Notice of Annual Meeting of Stockholders. Stockholders can also vote prior to the meeting by signing and returning the enclosed proxy card.

When is the record date?

    The Board has selected January 4, 2008, as the Record Date for the Meeting. The closing sale price of Hifn’s common stock as reported on the NASDAQ Global Market on the Record Date was $5.42 per share.

How many shares are outstanding?

    At the Record Date, 14,860,046 shares of Hifn’s common stock, $0.001 par value, were issued and outstanding.

Information about Voting

How do I vote?

Stockholders of record may vote:
▪	By signing and returning the enclosed proxy card; or
▪	By attending the Meeting and voting in person.

    If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicated. With proxy voting, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy prior to the Meeting in case your plans change. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and for or against each of the other proposals. If you sign and return the proxy card without any voting instructions, your proxies will vote yours shares in accordance with the Board’s recommendations at the Meeting, or at any postponement(s) or adjournment(s) of the Meeting, as follows:

▪	FOR the proposal to elect two members of the Board of Directors;

▪	FOR the proposal to extend the term of Hifn’s Amended and Restated 1998 Employee Stock Purchase Plan; and

▪	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Hifn’s independent registered public accountants for the fiscal year ending September 30, 2008.

How many votes do I have?

    Each share has one vote on all matters. Stockholders may not cumulate votes in the election of directors. For information regarding holders of more than 5% of the outstanding common stock, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

What is the required quorum for the Meeting?

    The required quorum for the transaction of business at the Meeting is a majority of shares of common stock issued and outstanding on the Record Date. If such a quorum is not present or represented by proxy at the Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting, until a quorum shall be present or represented.

    Abstentions and broker non-votes will be considered present and entitled to vote at the Meeting and will be counted towards determining the presence of a quorum for the transaction of business at the Meeting. A broker non-vote occurs when a bank, broker or other stockholder of record holding shares for a beneficial owner submits a proxy for the Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Abstentions and broker non-votes will have no effect with regard to Proposal No. 1, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to Proposal No. 2 and 3.

Can I revoke my vote via proxy?

A stockholder may revoke any proxy given pursuant to this solicitation by attending the Meeting and voting in person, or by delivering to Hifn’s Corporate Secretary at Hifn’s principal executive offices referred to above prior to the Meeting, a written notice of revocation, or by delivering a duly executed proxy bearing a date later than that of the previous proxy. Your attendance at the Meeting will not in and of itself constitute a revocation of your previously executed proxy. If you intend to revoke your proxy by voting in person at the Meeting, you will be required to give oral notice of your intentions to do so at the Meeting.

Can I submit a question in advance of the Meeting?

    Stockholders wishing to submit a question in advance of the Meeting may do so by:
▪	sending an email to Hifn’s Corporate Secretary at secretary@hifn.com; or
▪	by mail c/o hifn, inc., Attention: Corporate Secretary, 750 University Avenue, Los Gatos, California 95032.

Where can I find the voting results of the Meeting?

    Hifn will report the final voting results in its Quarterly Report on Form 10-Q for the second fiscal quarter ending March 31, 2008. If available, Hifn will announce preliminary voting results at the Meeting.

Information about Solicitation

How are proxies solicited, and who pays for the solicitation?

Hifn will bear the cost of soliciting proxies. Upon request, Hifn may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Hifn expects to solicit proxies primarily by mail, but certain of our directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone or facsimile.

We are multiple investors, why did we only receive one set of proxy materials?

    If you share an address with another stockholder, you may receive only one set of proxy materials (including Hifn’s Annual Report to Stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact Hifn to request a separate copy of these materials. Your request should be addressed to Hifn at 750 University Avenue, Los Gatos, CA 95032, Attention: Corporate Secretary, or you may contact the Corporate Secretary at (408) 399-3500. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials for future stockholder mailings.

Additional Information

Deadline for Receipt of Stockholder Proposals for 2009 Annual Meeting of Stockholders

Stockholders of Hifn may submit proposals on matters appropriate for stockholder action at meetings of Hifn’s stockholders in accordance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934. For such proposals to be included in Hifn’s proxy materials relating to its 2009 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Hifn no later than September 20, 2008. Such stockholder proposals should be submitted to Hifn at 750 University Avenue, Los Gatos, CA 95032, Attention: Corporate Secretary.

Additionally, a stockholder who desires to nominate a person directly for election to the Board, or to otherwise submit a proposal outside of the processes of Rule 14a-8, must meet the deadlines and other requirements set forth in Section 5 of Hifn’s Bylaws and the rules and regulations of the Securities and Exchange Commission. The nominating stockholder must give timely notice thereof in writing to Hifn’s Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at Hifn’s principal executive offices not less than 120 calendar days in advance of the anniversary of the date of Hifn’s proxy statement released to stockholders in connection with the preceding year’s annual meeting. However, in the event that the annual meeting is called for a date that is not within 30 calendar days of the anniversary date on which the immediately preceding annual meeting was called, to be timely, notice by the stockholder must be so received not later than the close of business on the 10th calendar day following the date on which public announcement of the date of the annual meeting of stockholders is first made. In no event will public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above.

CORPORATE GOVERNANCE

Director Independence

The Board has adopted independence standards consistent with the requirements of the Securities and Exchange Commission and all applicable corporate governance guidelines of The NASDAQ Stock Market.

The Board has determined that each of the following members of Hifn’s Board of Directors is an “independent director” as defined in the rules of The NASDAQ Stock Market:  Robert W. Johnson, Taher Elgamal, Thomas Lawrence and Richard M. Noling.

Director Nomination Process

The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by stockholders. The Corporate Governance and Nominating Committee will consider director candidates recommended by any stockholder holding at least 10,000 shares of Hifn’s common stock for at least 12 months prior to the date of submission of the recommendation or nomination. Additionally, a recommending stockholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and a written indication by the candidate of her/his willingness to serve, if elected, and evidence of the nominating person’s ownership of Hifn common stock sufficient to meet any applicable stock ownership requirements set forth in Hifn’s corporate governance guidelines.

A stockholder that instead desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 5 of Hifn’s Bylaws and the rules and regulations of the Securities and Exchange Commission. The nominating stockholder must give timely notice thereof in writing to Hifn’s Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at Hifn’s principal executive offices not less than 120 calendar days in advance of the anniversary of the date of Hifn’s proxy statement released to stockholders in connection with the preceding year’s annual meeting. The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are: (i) regular review of composition and size of the Board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying stockholder; (iii) evaluation of the performance of the Board and qualification of members of the Board eligible for re-election; and (iv) consideration of the suitability of each candidate, including current members of the Board, in light of the size and composition of the Board. After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall Board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. The Corporate Governance and Nominating Committee will evaluate individuals recommended by stockholders using the same criteria as used by the committee in evaluating other individuals.

Communications to the Board

Stockholders may contact any of the members of Hifn’s Board of Directors by writing to them c/o Hifn, Inc., Attention: Corporate Secretary, 750 University Avenue, Los Gatos, California 95032. Stockholders and employees who wish to contact the Board or any member of the Audit Committee to report questionable accounting or auditing matters may do so anonymously by using the address above and designating the communication as “confidential.” Communications raising safety, security or privacy concerns, or that are otherwise improper, will be addressed in an appropriate manner.

Executive Sessions of Non-Management and Independent Directors

In order to promote discussions among non-management directors, the Board has a policy of conducting executive sessions during each regularly scheduled Board meeting without the presence of management.

Attendance at the Meeting

All members of the Board of Directors are invited to attend the Meeting. None of the Board members attended the 2007 annual meeting of stockholders except for Albert E. Sisto, who hosted the meeting as Hifn’s Chairman and Chief Executive Officer.

Review of Transactions with Related Persons

Hifn’s Corporate Governance and Nominating Committee Charter charges the Corporate Governance and Nominating Committee with the task of reviewing transactions that may constitute conflict of interest or related-person transactions.  Related-person transactions are transactions between Hifn and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Related persons would include our directors, executive officers and 5% or more beneficial owners of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between Hifn’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Board Meetings and Committees

The Board held a total of 11 meetings during the 2007 fiscal year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director.

Standing committees of Hifn’s Board include the following committees:

▪	Audit Committee;

▪	Compensation Committee; and

▪	Corporate Governance and Nominating Committee.

The following table shows the names of all our directors, the committee(s) and capacity they serve in and the number meetings held in fiscal 2007:

Director	Audit	Compensation	Corporate Governance and Nominating
Albert E. Sisto	─	─	─
Douglas L. Whiting	─	─	─
Robert W. Johnson	Member	─	Chairman
Taher Elgamal	Member	Chairman	Member
Thomas Lawrence	─	Member	Member
Richard M. Noling*	Chairman	─	Member
Number of meetings during fiscal 2007	6	11	3

* Mr. Noling joined Hifn’s Board of Directors on December 18, 2007.

Committees of the Board of Directors

Audit Committee.

The Audit Committee is governed by a written charter, a copy of which is posted on the Investor Relations page of Hifn’s website located at www.hifn.com. The responsibilities of the Audit Committee are to: (i) oversee Hifn’s internal accounting and financial reporting processes and the audit of Hifn’s financial statements; (ii) ensure the integrity of Hifn’s internal accounting and financial controls and compliance with legal and regulatory requirements; (iii) review the independent auditor’s qualifications, independence and performance; and (iv) provide the Board such information and material as it may deem necessary to make the Board aware of financial matters requiring the Board’s attention.

The Board has determined that Mr. Noling is an “audit committee financial expert” and all members of the Audit Committee are “independent” in accordance with the applicable regulations of the Securities and Exchange Commission and each is an “independent director” as defined in the rules of The NASDAQ Stock Market.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee is governed by a written charter, a copy of which is posted on the Investor Relations page of Hifn’s website located at www.hifn.com. The Corporate Governance and Nominating Committee’s responsibilities include: (i) developing principles of corporate governance and recommending them to the Board for its consideration and approval; (ii) reviewing annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with; (iii) overseeing compliance with applicable laws and regulations by the Board and its committees; (iv) overseeing the Board evaluation process, including conducting periodic evaluations of the performance of the Board as a whole; (v) identifying individuals qualified to become members of the Board of Directors, nominating directors for election and reviewing any candidates recommended by stockholders; (vi) leading the Board in its annual compensation and performance review; and (vii) reviewing and making recommendations to the Board with respect to the annual automatic grant of stock options to non-employee Directors.

The Corporate Governance and Nominating Committee has approved the nominees for director presented in this proxy statement.

Compensation Committee.

The Compensation Committee is governed by a written charter, a copy of which is posted on the Investor Relations page of Hifn’s website located at www.hifn.com. The Compensation Committee charter was reviewed and approved on December 10, 2007. The responsibilities of the Compensation Committee are to: (i) review and recommend to the Board all compensation arrangements relating to Hifn’s Chief Executive Officer (“CEO”) or non-employee directors; (ii) review and approve all compensation arrangements relating to Hifn’s other executive officers; (iii) review and approve cash-based incentive compensation plans affecting certain non-officer employees; (iv) provide recommendations to the Board regarding the adoption of or amendments to any equity-based incentive compensation plans of Hifn; (v) administer Hifn’s equity-based and other compensation plans in accordance with the terms of such plans; and (vi) carry out the other compensation-related responsibilities delegated to the committee by the Board.

To the extent permitted by applicable law, the Compensation Committee may delegate to a subcommittee of at least two members (at least one of which shall be a Compensation Committee member; the other may be a Compensation Committee member or a member of Hifn’s management personnel) the authority to approve equity grants to eligible individuals who are not directors or officers within parameters and guidelines established by the Compensation Committee from time to time through written resolution, and such subcommittee shall regularly report to the Compensation Committee grants so made. Each subcommittee shall keep regular minutes of its meetings and report the same to the Compensation Committee or the Board. Any additional delegation shall be reflected in the written minutes of the Compensation Committee and may be revoked at any time.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

There are currently six members of the Board of Directors (the “Board”), divided into three classes. Class I consists of one director appointed in 2006 and one director appointed in 2007, who are serving three-year terms expiring in 2009. Class II consists of two directors who are serving three-year terms expiring in 2010. Class III consists of two directors who are serving three-year terms expiring at the Meeting. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms expire will be elected to a three-year term so that the term of one class of directors will expire each year. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

Two Class III directors are to be elected at the Meeting to serve three-year terms expiring in 2011. The Corporate Governance and Nominating Committee of the Board nominated Albert E. Sisto and Douglas L. Whiting for election to these Board seats. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s nominees, each of whom has agreed to serve if elected. If a nominee is unable to serve as a director at the time of the Meeting, the proxy holders will vote for a nominee designated by the Board to fill the vacancy.

Information Concerning Nominees

The names of the nominees and other Board members, and certain information about them as of January 4, 2008, are set forth below. The Board has determined that Mr. Lawrence, Dr. Elgamal, Dr. Johnson and Mr. Noling qualify as independent directors under the Rules of The NASDAQ Stock Market. Information as to the stock ownership of each director is set forth below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Name of Director	Age	Principal Occupation and Directorship	Director Since
Class I Director
Thomas J. Lawrence	74	Founder and Board member of TJL Inc.	2006
Richard M. Noling	59	Interim Chief Financial Officer of SpeechPhone, LLC	2007
Class II Directors
Dr. Taher Elgamal	52	Chief Technical Officer of Tumbleweed Communications Corp.	1998
Dr. Robert W. Johnson	58	Private Investor	1998
Class III Directors
Albert E. Sisto (1)	58	Chairman, Chief Executive Officerof Hifn	1998
Dr. Douglas L. Whiting (1)	51	Chief Scientist and Director of Hifn	1996
_________________________

(1)	Nominee for election to Board of Directors at the Meeting.

Albert E. Sisto, has served as Hifn’s Chief Executive Officer since February 2007, as Hifn’s Chairman of the Board since November 2006 and as a director of Hifn since 1998. Mr. Sisto served as Hifn’s interim Chief Executive Officer from November 2006 to February 2007. Mr. Sisto brings over 35 years of experience in the high-tech industry. From 1999 to May 2006 he served as President and CEO of

Phoenix Technologies, a provider of Internet platform-enabling software. Mr. Sisto came to Phoenix from RSA Data Security, Inc., where he served as Chief Operating Officer, from 1997 to 2000. Prior to RSA, he served as President, Chairman and Chief Executive Officer of DocuMagix, Inc., a computer software company specializing in Internet content management, which merged with JetFax to become eFAX.com. Mr. Sisto has also held executive positions at PixelCraft, Inc, MIPS Technologies, Intel and Honeywell. Mr. Sisto earned a Bachelor of Science in Engineering from the Stevens Institute of Technology.

Taher Elgamal, Ph.D. has served as a director of Hifn since December 1998. Dr. Elgamal is the founder and up to October 2006 was the Chief Executive Officer of Ektasis, Inc. Dr. Elgamal was also founder and Chief Technical Officer, and a member of the Board of Directors, of Securify, Inc., a private company providing assessments of companies’ Internet security efforts where he also served as President and Chief Executive Officer through 2001. From 1995 through 1998, Dr. Elgamal held the position of Chief Scientist of Netscape Communications Corp., a provider of Internet software and services, where he pioneered Internet security technologies such as SSL, the standard for web security. From 1993 through 1995, Dr. Elgamal was Vice President of Advanced Technologies at OKI Electric. From 1991 through 1993, he served as Director of Engineering at RSA Data Security, Inc., a provider of encryption technology and a subsidiary of Security Dynamics Technologies, Inc., where he produced the RSA cryptographic toolkits, the industry standards for developers of security-enabled applications and systems. Dr. Elgamal is a director of Tumbleweed Communications Corp., where since October 2006 he is also Chief Technology Officer.  Dr. Elgamal is also a director of Phoenix Technologies Ltd. Dr. Elgamal received both his M.S. and Ph.D. degrees in Computer Science from Stanford University.

Dr. Robert W. Johnson has served as director of Hifn since December 1998. He has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. He currently serves as director of ViaSat, Inc., a publicly held company that manufactures satellite-based communications systems. He holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.

Thomas J. Lawrence has served as a director of Hifn since October 2006.  In 1988 Mr. Lawrence founded TJL Inc., a consulting firm providing a wide range of services that address the needs of high technology companies seeking to increase or enter the international marketplace, Mr Lawrence served as TJL’s Chairman and Chief Executive Officer from 1988 until January 2007. Mr. Lawrence currently serves on the board of TJL Inc., a consulting firm providing a wide range of services that address the needs of high technology companies seeking to increase or enter the international marketplace. Mr. Lawrence previously served on the Boards of Intel Corporation, Apple Computer, Inc. and Valid Logic Corporation (now Cadence Design Systems, Inc.).  Mr. Lawrence holds a B.S.E.E. degree in Computer Sciences and Mathematics from the University of Michigan and a M.S. degree from Stanford University in Computer Sciences.

Richard M. Noling has served as a director of Hifn since December 2007.  Since September 2005, Mr. Noling has served on the Board of Directors of Phoenix Technologies LTD, where he has served as Chairman of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Noling is currently Interim Chief Financial Officer at SpeechPhone LLC, a provider of hosted speech services. From 2003 to September 2005, Mr. Noling served as the Chief Executive Officer of ThinGap Corporation, a designer, developer and manufacturer of high-efficiency electric motors. Mr. Noling served as Chief Financial Officer of Insignia Solutions Inc., a software company, from 1996 to 1997, and then as President and Chief Executive Officer from 1997 to 2003. From 1994 to 1995, Mr. Noling was Chief Financial Officer of DocuMagix, Inc., a personal paper management software developer, and from 1991 to 1994, he was Sr. Vice President and Chief Financial Officer of Gupta Corporation, a developer of relational databases and development. Mr. Noling holds a Bachelor of Arts degree in aerospace and mechanical engineering science from the University of

California (San Diego), an M.A. degree in theology from the Fuller Theological Seminary, and an M.S. degree in business administration from the University of California (Irvine).

Douglas L. Whiting, Ph.D.,has served as a director of Hifn since 1996 and as Hifn’s Chief Scientist since 2000. Dr. Whiting served as Hifn’s Chairman of the Board of Directors from 2000 to 2001. He served as Vice President of Technology of Stac, Inc., an engineering company from which Hifnwas spun out, from 1985 to 1998; he served as President of Stac, Inc. from 1984 to 1986, and as a member of its Board of Directors from 1983 until its dissolution in 2002. Dr. Whiting received his Ph.D. in Computer Science from the California Institute of Technology.

There are no family relationships between any director, executive officer, or director nominee of Hifn.

Director Compensation

Directors who are not employees of Hifn receive $20,000 per year for serving on the Board and an additional $1,500 for each Board meeting attended ($1,000 if participating by telephone). The Audit Committee Chair receives $5,000 per year and all Audit Committee members receive $1,500 for each meeting attended ($1,000 if participating by telephone). The Compensation Committee Chair and Corporate Governance and Nominating Committee Chair each receive $3,000 per year and all committee members receive $1,000 for each meeting attended ($500 if participating by telephone).

Under Hifn’s Amended and Restated 1996 Equity Incentive Plan, each outside director is granted options to purchase 30,000 shares of common stock at the time of initial appointment or election to the Board and each outside director of the Board is granted options to purchase 10,000 shares of common stock annually thereafter on the date of each annual meeting of stockholders, provided the Director has been a member of the Board for at least six months. Hifn also reimburses non-employee directors for travel and related expenses incurred in attending meetings of the Board and its committees.

The following table provides information about the compensation for services of the non-employee members of the Board of Directors during fiscal 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Robert W. Johnson	$44,000	$42,175	$2,037	$88,212
Taher Elgamal	58,000	42,175	-	100,175
Thomas Lawrence	43,500	34,072	-	77,572
Dennis DeCoste (3)	48,500	63,329	-	111,829

(1)  Represents the expense recognized in accordance with Financial Accounting Standard 123R, or FAS 123R, for financial statement reporting purposes in fiscal 2007 with respect to the fair value of options granted in the current and previous years. Each outside director was granted 10,000 stock options with a grant date fair value under FAS 123R of $29,220 on February 20, 2007. Thomas Lawrence also received, as part of his initial appointment to the Board, a grant of 30,000 stock options with a grant date fair value under FAS 123R of $88,032.

(2)      Each outside director had the following aggregate number of options awards outstanding at September 30, 2007: Robert W. Johnson, 94,000; Taher Elgamal, 74,001; Thomas Lawrence, 40,000; and Dennis DeCoste, 70,000.

(3)      Mr. DeCoste resigned as a member of the Board of Directors effective December 13, 2007.

Required Vote

The nominees receiving the greatest number of shares voted at the Meeting shall be elected as the Class III Directors.

Recommendation

Hifn’s Board of Directors recommends a vote FOR the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as Hifn’s independent registered public accountants to audit the books, records and accounts of Hifn for the current fiscal year ending September 30, 2008. Such appointment is being presented to the stockholders for ratification at the Meeting. PricewaterhouseCoopers LLP has acted as Hifn’s independent registered public accountants since its inception. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit and Related Fees

The following table shows the fees billed and accrued by Hifn in relation to audit and other services provided by PricewaterhouseCoopers LLP in fiscal years 2007 and 2006:

	2007	2006
Audit Fees (1)	$619,000	$572,000
Audit-related Fees	-	-
Tax Fees (2)	9,000	-
All Other Fees (3)	9,790	-
Total Fees	$637,790	$572,000

(1)
Audit fees were for professional services rendered in connection with the audit of Hifn’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings.

(2)	Tax fees were for tax compliance services relating to our Hifn Limited subsidiary.

(3)	Other fees were for administrative and out of pocket expenses.

Audit Committee Pre-Approval of Independent Registered Public Accountants’ Services. Except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules, Hifn’s Audit Committee explicitly pre-approves any audit and permissible non-audit services provided to Hifn by the independent registered public accountants. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings. All of the services and estimates of the expected fees in connection with the Audit-related Fees set forth in the table above were reviewed and approved by the Audit Committee before the services were rendered.

Required Vote

To be approved, Proposal No. 2 requires the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Meeting and entitled to vote on Proposal No. 2.

Recommendation

The Board of Directors recommends voting FOR the ratification of its appointment of PricewaterhouseCoopers LLP as Hifn’s independent registered public accountants.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO EXTEND THE TERM OF HIFN’S
AMENDED AND  RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

Hifn’s Amended and Restated 1998 Employee Stock Purchase Plan (the “1998 ESPP”) was adopted by the Board of Directors in December 1998 and subsequently approved by its stockholders. Employees have participated in the 1998 ESPP since December 1998. The stockholders are being asked to extend the term of the 1998 ESPP through December 16, 2013.

Proposal

The proposed amendment to the 1998 ESPP is to extend its term through December 16, 2013. Hifn believes that approval of the extension of the 1998 ESPP is essential to its continued success. Hifn’s employees are its most valuable assets, and if the 1998 ESPP expires, Hifn will be seriously limited in its ability to attract and retain the talented and skilled individuals necessary for its success.

Required Vote

To be approved, Proposal No. 3 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Meeting and entitled to vote on Proposal No. 3.

Recommendation

The Board of Directors has unanimously approved the amendment of the 1998 ESPP and recommends that stockholders vote FOR approval of the extension.

Description of the 1998 Employee Stock Purchase Plan

The following paragraphs provide a summary of the principal features of the 1998 ESPP and its operation.

Purpose

The purpose of the 1998 ESPP is to provide eligible Hifn employees and employees of its participating subsidiaries with the opportunity to purchase shares of Hifn’s common stock through payroll deductions. The 1998 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

Eligibility to Participate

Most of Hifn’s employees and employees of its participating subsidiaries are eligible to participate in the 1998 ESPP. However, an employee is not eligible if he or she has the right to acquire five percent (5%) or more of the voting stock of the Company or of any subsidiary of the Company or if he or she normally is scheduled to work less than 20 hours per week or less than or equal to 5 months per calendar year. Approximately 160 employees are currently eligible to participate in the 1998 ESPP. Employees elect to participate in the plan at the beginning of each six month period starting in May and November.

Administration, Amendment and Termination

The Compensation Committee of the Board of Directors (the “Committee”) administers the 1998 ESPP. The members of the Committee serve at the pleasure of the Board. Subject to the terms of the 1998 ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the 1998 ESPP. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the 1998 ESPP that it considers appropriate to promote the Company’s best interests, and to ensure that the 1998 ESPP remains qualified under Section 423 of the Internal Revenue Code. The Committee may delegate one or more of ministerial duties in the administration of the 1998 ESPP.

The Committee or the Board of Directors may amend or terminate the 1998 ESPP at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, Hifn’s stockholders must approve certain material amendments.

Number of Shares of Common Stock Available under the 1998 ESPP

A total of 1,400,000 shares of common stock are available for issuance under the 1998 ESPP. Shares sold under the 1998 ESPP may be newly issued shares or treasury shares. In the event of any stock split, stock dividend or other change in the capital structure of Hifn, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the 1998 ESPP.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the 1998 ESPP. Employees join for an offering period of six months; provided, however, that if the stockholders approve the proposed amendment to the 1998 ESPP. Employees who have joined the 1998 ESPP automatically are re-enrolled for additional rolling six month offering periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to 1998 ESPP rules).

Employees contribute to the 1998 ESPP through payroll deductions. Participating employees generally may contribute up to 15% of their eligible compensation through after-tax payroll deductions.

Purchase of Shares

On the last business day of each offering period, Hifn uses the payroll deductions of each participating employee to purchase shares of common stock for such employees. The price of the shares equals 85% of the lower of: (i) the stock’s market value on the first day of the offering period; or (ii) the stock market’s value on the last day of the offering period. Market value under the 1998 ESPP means the closing sales price of common stock on The NASDAQ Global Market for the day in question.  However, in any single year, no employee may purchase more than $25,000 of common stock (determined at the fair market value of the shares at the time such equity is granted). The maximum number of shares that a participant may purchase during any offering period is 5,000 shares.

Termination of Participation

Participation in the 1998 ESPP terminates when a participating employee’s employment with Hifn (or any participating subsidiary) ceases for any reason, the employee withdraws from the 1998 ESPP, or Hifn terminates or amends the 1998 ESPP such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

    Given that the number of shares that may be purchased under the 1998 ESPP is determined, in part, on the common stock’s market value at the beginning of an offering period and at the end of an offering period (or upon a purchase date within an offering period) and given that participation in the 1998 ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth: (i) the number of shares of Hifn’s common stock that were purchased during fiscal 2007 under the 1998 ESPP; and (ii) the average per share purchase price paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price
Al Sisto Chairman, President and Chief Executive Officer	-	-
William R. Walker Vice President of Finance, Chief Financial Officer and Secretary	-	-
Thomas A. Moore Vice President of Sales, Marketing and Operations	-	-
Russell S. Dietz Vice President and Chief Technical Officer
Jiebing Wang Vice President of Engineering	-	-
Christopher G. Kenber Prior CEO	-	-
Kamran Malik Prior Vice President of Engineering	-	-
All executive officers, as a group	-	-
All directors who are not executive officers, as a group (1)	-	-
All employees who are not executive officers, as a group	124,423	$4.31

    (1) Directors who are not employees of Hifn are not eligible to participate in the ESPP.

Tax Aspects

Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of shares of common stock under the 1998 ESPP are as follows:

An employee will not have taxable income when the shares of common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the 1998 ESPP.

For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.

    Hifn may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the 1998 ESPP within the holding period. Hifn may not deduct any amount for shares disposed of after the holding period.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND HIFN WITH RESPECT TO THE GRANTS AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

CERTAIN TRANSACTIONS

Indemnification Agreements.  Hifn has entered into indemnification agreements with each of its directors and executive officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the directors and executive officers in proceedings brought by third parties and for liabilities arising under stockholder derivative actions. Each agreement also provides for advancement of expenses to the indemnified party.

Arrangement with Albert E. Sisto.  On November 16, 2006, in connection with the appointment of Mr. Sisto as Hifn’s Interim Chief Executive Officer, Hifn and Mr. Sisto entered into an employment agreement (the “Agreement”). The Agreement provided that either party with or without cause could terminate the Agreement at any time.  Mr. Sisto’s annual salary was set at $350,000, effective as of November 9, 2006 (the “Effective Date”). The Agreement also provided that Mr. Sisto would be eligible to receive an annual cash incentive payable for the achievement of performance goals established by the Board or the Compensation Committee of the Board. Mr. Sisto’s target annual incentive was equal to 65% of his base salary. Mr. Sisto was also eligible to participate in all benefit programs available to Hifn’s executive officers. Pursuant to the Agreement, Mr. Sisto was granted a stock option to purchase 225,000 shares of Hifn common stock under Hifn’s Amended and Restated 1996 Equity Incentive Plan (the “Plan”). The option vests monthly over a three-year period from the Effective Date, assuming Mr. Sisto’s continued employment with Hifn as its Chief Executive Officer on each scheduled vesting date.   The Agreement also provided that Mr. Sisto would be granted 75,000 shares of restricted stock. The restricted stock is scheduled to vest six months from the Effective Date, assuming Mr. Sisto’s continued employment with Hifn as its Chief Executive Officer on such date.

On February 6, 2007, in connection with the appointment of Mr. Sisto as Hifn’s Chief Executive Officer, Hifn and Mr. Sisto entered into an employment agreement (the “Agreement”). The Agreement provides that Mr. Sisto will continue in his role as Chairman of Hifn’s Board.  Mr. Sisto’s employment with Hifn is considered “at-will” employment. Either party with or without cause may terminate the Agreement at any time. The Agreement sets Mr. Sisto’s annual salary at $350,000, effective as of February 6, 2007 (the “Effective Date”). The Agreement also provides that Mr. Sisto will be eligible to receive an annual cash incentive payable for the achievement of performance goals to be established by the Board or the Compensation Committee of the Board. Mr. Sisto’s target annual incentive will equal 75% of his base salary.  Mr. Sisto also will be granted an award of performance shares covering a maximum of 150,000 shares of restricted stock under Hifn’s Amended and Restated 1996 Equity Incentive Plan (the “Plan”). The number of performance shares actually earned by Mr. Sisto will be determined based on achievement of certain specified objectives.  Mr. Sisto will be eligible to earn a maximum of 75,000 shares based on the achievement of certain revenue performance goals and a maximum of 75,000 shares based on the achievement of certain net income performance goals (omitted and filed separately with the SEC pursuant to a confidential treatment request). The number of performance shares to be earned for achievement of revenues and net income greater than minimum threshold and less than target threshold will be determined on a linear basis based on the number of performance shares that can be earned based on achievement of the minimum threshold and target threshold. Similarly, the number of performance shares to be earned for achievement of revenues and net income greater than the target threshold and less than maximum threshold will be determined on a linear basis based on the number of performance shares that can be earned based on achievement of the target threshold and maximum threshold.  Any performance shares earned will vest as to 50% of such performance shares on the last calendar day of fiscal year 2008 and 50% of such performance shares on the last calendar day of fiscal year 2009, subject, in each case, to Mr. Sisto’s continued service to Hifn through each applicable vesting date. The option to purchase 225,000 shares of Hifn common stock described in the November 16, 2006 agreement, in connection with the appointment of Mr. Sisto as Interim Chief Executive Officer, as well as the award of 75,000 shares of restricted stock will be subject to accelerated vestingif termination without cause or resignation for good reason other than in connection with changes of controland will otherwise continue to be governed by the terms and conditions of such awards, including, without limitation, the original vesting schedules for such awards. Mr. Sisto also will be paid, within thirty days of the effective date, a signing bonus equal to $50,000.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain of Hifn’s executive officers, as well as its directors and persons who own more than ten percent (10%) of a registered class of Hifn’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely upon a review of the copies of such forms received by Hifn, or written representations from certain reporting persons, Hifn believes that during the 2007 fiscal year, all executive officers and directors complied with their filing requirements, except for the following: one late filing of a statement of changes in beneficial ownership of securities filed in connection with restricted stock grants to Albert Sisto on February 6, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of Hifn’s common stock, as of January 4, 2008, by each person known by Hifn to be the beneficial owner of more than five percent of the outstanding shares, each director and nominee for director, each person named in the Summary Compensation Table, and by all directors and executive officers as a group.

Name (1)	No. of Shares Owned	Options Currently Exercisable or Exercisable within 60 days (included in shares owned)	Approximate Percentage Owned
Austin Marxe & David Greenhouse (2) 153 East 53rd Street, 55th Floor New York, NY 10022	2,355,488		15.85%
Heartland Advisors Inc. (3) 789 North Water Street Milwaukee, WI 53202	1,425,304		9.59
CCM Master Qualified Fund, Ltd. (4) 1 North Wacker Drive, Suite 4350 Chicago, IL 60606	1,381,838		9.30
Dimensional Fund Advisors LP (5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,128,442		7.59
Bank of America Corporation. (6) 100 North Tryon Street, Suite 4350 Bank of America Corporate Center Charlotte, NC 28255	872,653		5.87
Robert W. Johnson	519,823	94,000	3.50
Albert E Sisto	400,056	177,749	2.69
Douglas L. Whiting	387,958	174,060	2.61
William R. Walker	194,202	142,123	1.31
Christopher G. Kenber	186,061	179,687	1.25
Thomas A. Moore	140,000	140,000	*
John E. G. Matze	99,791	24,791	*
Jiebing Wang	99,583	99,583	*
Russell S. Dietz	90,877	90,877	*
Taher Elgamal	74,001	74,001	*
Thomas Lawrence	18,000	18,000	*
Michael Goldgof	458	458	*
Richard Noling	-	-	*
All executive officers and directors as a group	2,210,810	1,215,329	14.88
_______________________________

      * Less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, and subject to community property and marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,860,046 shares outstanding on January 4,

2008, and include shares issuable pursuant to stock options exercisable within 60 days of January 4, 2008 where applicable.

(2)
As disclosed in a Schedule 13G filed on January 10, 2007, Messrs. Marxe and Greenhouse share voting and investment control over all securities owned by Special Situations Fund III QP, L.P. (“QP”), Special Situations Cayman Fund, L.P. (“Cayman”), Special Situations Technology Fund, L.P. (“Tech”), Special Situations Technology II, L.P. (“Tech II”), and Special Situations Fund III, L.P. (“Fund III”), respectively. 775,706 shares of Common Stock are held by QP, 183,218 shares of common stock are held by Cayman, 143,513 shares of common stock are held by Tech, 1,197,730 shares of common stock are held by Tech II, and 55,321 shares of common stock are held by Fund III. The interest of Messrs. Marxe and Greenhouse in the shares of common stock owned by QP, Cayman, Tech, Tech II and Fund III is limited to the extent of his pecuniary interest.

(3)
As disclosed in a Schedule 13G filed for January 9, 2007, Heartland Advisors Inc. has shared voting power with respect to 1,425,304 shares, shared dispositive power with respect to 1,425,304 shares, and beneficially owns 1,425,304 shares.

(4)	As disclosed in a Form 4 filed on July 20, 2007, CCM Master Qualified Fund, Ltd. (“CCM”) has sole voting and dispositive power with respect to 1,381,838 shares and beneficially owns 1,381,838 shares.

(5)	As disclosed in a Schedule 13G/A filed on February 9, 2007, Dimensional Fund Advisors LP has sole voting and dispositive power with respect to 1,128,442 shares and beneficially owns 1,128,442 shares.

(6)
As disclosed in a Schedule 13G/A filed on February 9, 2007, Bank Of America Corporation has shared voting power with respect to 717,303 shares, shared dispositive power with respect to 872,653 shares and beneficially owns 872,653 shares. NB Holdings Corporation has shared voting power with respect to 717,303 shares, shared dispositive power with respect to 872,653 shares and beneficially owns 872,653 shares. Bank of America, National Association has sole voting power with respect to 101,153 shares, shared voting power with respect to 616,150 shares, sole dispositive power with respect to 113,003 shares, shared dispositive power with respect to 759,650 shares and beneficially owns 872,653 shares. Columbia Management Group, LLC has shared voting power with respect to 616,150 shares, shared dispositive power with respect to 759,650 shares and beneficially owns 759,650 shares. Columbia Management Advisors, LLC has sole voting power with respect to 616,150 shares, sole dispositive power with respect to 759,650 shares and beneficially owns 759,650 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

    This section explains all material elements of the compensation Hifn provides to its Named Executive Officers.

Compensation Objectives

    Hifn’s executive officer compensation policies are based upon achieving the following objectives:

▪	Retain executives by offering competitive compensation;
▪	Directly and substantially link executive compensation to measurable corporate and individual performance;
▪	Provide competitive executive compensation opportunities; and
▪	Reward executive team for innovation and value creation (measured by profitability and revenue growth that will drive shareholder growth).

Components of Executive Compensation

The components of our executive compensation and the purpose and measurement of each component are shown in the table below:

Element	Compensation Type	Purpose	Performance Metric(s)
Base Salary	Cash	Provide fixed, competitive compensation for the level of position held.	Fixed compensation; annual evaluation.
Annual Cash Incentive	Cash	Create a financial incentive to achieve and exceed annual goals.	Revenues, Revenue growth and EBITDA
Equity Incentive	Time-based Stock Options	Create a financial incentive to achieve and exceed long-term goals.	Revenues, Revenue growth
Equity Incentive	Performance-based Restricted Stock	Create a financial incentive to achieve and exceed short- and long-term performance goals.	Revenues and EBITDA
Change-in-Control	Cash, Stock Option Acceleration.	Retention	None.

The components of our executive compensation program are structured to attract, retain and motivate talented employees. Our executive compensation program is designed to reward executives who achieve and exceed company goals, in order to create shareholder value.

Benchmark and Approval of Compensation

The key objective of Hifn’s executive compensation program is to ensure a competitive compensation package for named executive officers.  For this purpose, Hifn’s Compensation Committee identified the following companies as its peer group for the purposes of comparing compensation levels for our named executive officers:

IT Security/Software Companies:	Semiconductor Companies:
▪ Actividentity ▪ Callidus Software ▪ Embarcadero Technologies ▪ Entrust ▪ Looksmart ▪ Pervasive Software ▪ Scm Microsystems ▪ Tumbleweed Communications ▪ VASCO Data Security	▪ Advanced Analogic Technologies ▪ AXT ▪ California Micro Devices ▪ Centillium Communications ▪ CEVA ▪ PlLX Technology ▪ Quicklogic ▪ Transwitch ▪ Volterra Semiconductor

Hifn’s peer group companies are predominantly fabless semiconductor and security software companies of a similar size (revenue) from the San Francisco Bay area, because the Compensation Committee believes it is with such companies that Hifn competes to attract and retain executive leadership for the Company. The Compensation Committee consulted with our Chief Executive Officer in the selection of our peer group used for executive compensation comparisons, but the final determination belonged to the Committee. The Compensation Committee also reviewed survey data compiled by Radford High-Tech Executive Survey for high-technology industry companies with revenue less than $200 million.

For 2007, the Compensation Committee targeted the 60th percentile of peer group company executive officer compensation for the cash elements of our executive compensation program, and targeted the 50th percentile of peer group company executive office compensation for the equity elements.  The Compensation Committee believes that these targeted levels of executive compensation are sufficient to retain and motivate hi/fn’s senior executive leadership.  These target compensation levels were selected without regard to any change-of-control arrangements applicable to the executive officers.

Our Chief Executive Officer recommends to our Compensation Committee the salary, bonus and equity award amounts, and incentive compensation performance measure targets, for our other named executive officers, and the Compensation Committee makes the final determination of such matters.  All aspects of the compensation of the Chief Executive Officer are determined by the Compensation Committee without the presence of the Chief Executive Officer.

Base Salary

            The Compensation Committee generally determines base salary levels for each executive officer during the first quarter of each fiscal year, based on the following principles:

▪	Base salary should be set at a level approximating the 60th percentile for similar positions at companies within our peer group;

▪	Base salary may be adjusted up or down based on the importance of the executive officer’s function to Hifn; and

▪	Base salary should reflect the individual executive’s performance in the immediately prior fiscal year.

    For fiscal 2007 all our named executive officers were at the 60th percentile.

    For fiscal 2008, the Compensation Committee applied the same principles, and made minor adjustments to some of the base salaries of the named executive officers.

Annual Bonuses

    Hifn’s executive compensation program includes an annual cash bonus, designed to reward each executive if we achieve our annual financial performance objectives and the individual achieves his or her individual objectives. Hifn’s Chief Executive Officer can earn up to 75% of his annual salary, and our other named executive officers can earn between 30% and 60% of their annual salaries, as annual cash bonuses. The annual bonuses for our named executive officers are based on Hifn’s achievement of revenue and EBITDA targets, and each executive’s achievement of individual performance objectives.  These measures, which may be achieved independently, are weighted as follows:

% of Annual Bonus
Revenue	50%
EBITDA	30%
Individual MBO’s (non-CEO officers)	20%
Total Annual Bonus	100%

    The minimum revenue threshold that will result in a bonus payment is 95% of target (at which level a 50% of the possible bonus can be earned); the maximum bonus based on revenue is paid at 109% of target (at which level a 150% of the possible bonus can be earned).

    At the minimum EBITDA threshold 50% of the possible bonus can be earned; the maximum bonus based on EBITDA is paid at 200% of target (at which level 150% of the possible bonus can be earned).

    Minimum bonus is earned if the performance metric is achieved at the 20% level and maximum bonus is achieved if the performance metric is achieved at the 100% level.  Performance achievement is determined by the Compensation Committee based on recommendations of the Chief Executive Officer. New executives’ bonuses are prorated based on there hire or promotion date.

    Determination of the performance of individual performance objectives, and the amount of bonus earned, is based on the evaluation and recommendation of our Chief Executive Officer.

    For 2008 we plan to use the same performance metrics that we used in 2007, but the specific targets will be different. We believe that disclosing the specific levels of revenue and EBITDA used for determining our annual bonuses would cause us competitive harm by potentially disrupting our customer relationships and providing competitors with insight into hi/fn’s business strategy, pricing margins and capabilities.

    We believe that the target levels of performance required to earn a bonus are difficult to achieve.  For example, in fiscal year 2007 our named executive officers earned approximately 31% of the maximum potential annual bonuses.

Long-Term Incentives

    To ensure that our executives have an ownership interest that motivates them to achieve and exceed company goals over the long term, Hifn’s executive compensation program includes equity-based awards in the form of stock options and restricted stock units (“RSUs”). Equity-based awards are reviewed and approved by the Compensation Committee on an annual basis, with the objective of providing a value of equity awards that is comparable to that provided by our peer group companies, targeting the 50th percentile for the equity award element of compensation for comparable positions.

    In 2007, our Compensation Committee granted stock options with time-based vesting over four years to its named executive officers as the primary form of equity incentive. In addition, the Compensation Committee awarded Mr. Sisto 75,000 restricted stock units in connection with his engagement as our Interim Chief Executive Officer. The Compensation Committee also awarded Mr. Sisto an equity incentive award, consisting of a restricted stock unit award with performance vesting, under which he could earn between 30,000 and 150,000 shares if revenue or EBITDA targets were met at the minimum and maximum levels (37,500 shares at the target level of each). In 2007, Mr. Sisto earned 36,619 shares based on the performance of the Company relative to these metrics, and those shares are subject to time-based vesting over two years.

    For 2008, the Compensation Committee has elected to apportion half of the intended value of the equity awards to named executive officers to awards of stock options, and the other half to restricted stock units, except that the equity award to the Chief Executive Officer will consist entire of an award of restricted stock units.

Tax and Accounting Considerations

    Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the Chief Executive Officer, the Chief Financial Officer or any of the three most highly compensated executive officers. The limited deductibility does not apply to performance-based compensation. We believe we have taken all necessary actions required under Section 162(m) to continue to qualify for all tax deductions relating to executive compensation.

    Hifn applies a grant date fair value, as determined under FAS 123R, for valuing all equity-based compensation. With the exception of performance-based awards, for which the expense will vary based on estimated share vesting, all equity-based expense is recognized on a straight-line basis over the option vesting period.

Fiscal Year 2008 Program

    No significant changes were made to Hifn’s executive compensation program for fiscal 2008.

Independent Compensation Consultant in Determining Compensation

The Compensation Committee selected Compensia as its independent compensation consultant in connection with the design and implementation of Hifn’s 2007 and 2008 executive compensation programs.

Change-of-Control and Other Termination Arrangements

Sisto Severance Agreement.

If Hifn terminates Mr. Sisto’s employment without “Cause”or if Mr. Sistoresigns for “Good Reason” and the termination or resignation is not in connection with a “Change of Control,”then, subject to signing and not revoking a separation agreement and release of claims in a form acceptable to Hifn, Mr. Sisto will receive 18 months continuedbase salary and 18 months continued health benefits.

For the purpose of Mr. Sisto’s severance agreement, “Cause” means:
▪	A failure by Mr. Sisto to substantially perform his duties;
▪	Willful misconduct by Mr. Sisto;
▪	Intentional or negligent release of confidential information;
▪	Material violation of a federal or state law or regulation applicable to our business;

▪	Willful violation of a material employment or insider trading policy;
▪	Any act or omission by Mr. Sisto constituting dishonesty or fraud, with respect to Hifn;
▪	Failure to cooperate with Hifn in any actions, suits, claims, disputes or grievances against us; or
▪	Conviction or plea of guilty or no contest to a felony.

For the purpose of Mr. Sisto’s severance agreement, “Good Reason” means:
▪	Material reduction in Mr. Sisto’s title, authority, status, or responsibility, unless he is provided with a comparable position;
▪	Reduction of aggregate base salary and target annual incentive; or
▪	Relocation of Mr. Sisto’s principal place of employment by more than 50 miles.

Change-of-Control Agreements.

Hifn has entered into a change-of-control agreement with Mr. Sisto, which generally provides that, in the event of a “Change in Control” of Hifn whereupon Mr. Sisto’s employment is involuntarily terminated other than for Cause, death or disability prior to, or more than 12 months following, a Change of Control, then subject to signing and not revoking a separation agreement and release of claims (and other conditions), Mr. Sisto will receive:

▪	18 months continued base salary;
▪	accelerated vesting of all his outstanding equity awards;
▪	18 months continued health benefits; and
▪	other compensation or benefits as may be required by law.

Hifn has entered into a change-of-control agreement with Mr. Walker, which generally provides that, in the event of a “Change in Control” of Hifn whereupon Mr. Walker’s employment is involuntarily terminated other than for Cause, death or disability prior to, or more than 12 months following, a Change of Control, then, subject to signing and not revoking a separation agreement and release of claims (and other conditions), Mr. Walker will receive:

▪	6 months of base salary as severance payments;
▪	6 months of continued health benefits;
▪	other compensation or benefits as may be required by law; and
▪
immediate vesting of 50% of the unvested shares subject to all outstanding rights to purchase or receive shares of Hifn’s common stock and 50% of the shares of Hifn’s common stock held by Mr. Walker subject to Hifn’s right of repurchase or forfeiture upon termination of his employment for any reason.

Hifn has also entered into change of control agreements with each of its other executive officers other than the Chief Executive Officer and Chief Financial Officer, which generally provide that, in the event of a Change in Control where the executive officer is involuntarily terminated other than for Cause, death or Disability prior to a Change of Control or more than 12 months following a Change of Control, then, subject to signing and not revoking a separation agreement and release of claims (and other conditions), such executives will receive:

▪	6 months of base salary as severance payments;
▪	6 months of continued health benefits;
▪	other compensation or benefits as may be required by law; and
▪
immediate vesting of 50% of the unvested shares subject to all outstanding rights to purchase or receive shares of Hifn’s common stock and 50% of the shares of Hifn’s common stock held by such executive officer subject to Hifn’s right of repurchase or the individual’s forfeiture upon termination of such his or her employment for any reason.

▪
A “Change in Control” is generally defined as: (i) the sale, lease, conveyance or other disposition of all or substantially all of Hifn’s assets; (ii) any person or group of persons becoming the “beneficial owner” of 50% or more of the total voting power represented by Hifn’s then outstanding voting securities; (iii) a merger or consolidation of Hifn with any other corporation, where Hifn retain less than 50% of the total voting power of the surviving entity immediately after such merger or consolidation; or (iv) a contest for the election or removal of at least 50% of the serving members of the Board.

The following table shows compensation information for each person who served as Hifn’s Chief Executive Officer during 2007, each person who served as Hifn’s Chief Financial Officer during 2007, and Hifn’s three most highly compensated executive officers other than such persons, for fiscal 2007 (“named executive officers”). The information includes all compensation paid or earned for services to Hifn in all capacities during the 2007 fiscal year.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Base Salary	Bonus	Stock Awards	Options Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Albert E. Sisto Chairman, Chief Executive Officer	2007	$ 312,981	$156,466	$ 411,374	$ 210,511	-	$ 1,788	$1,093,120

William R. Walker Vice President of Finance, Chief Financial Officer and Secretary	2007	251,417	63,610	-	52,171	-	4,470	371,668

Thomas Moore Vice President of Sales, Marketing and Operations	2007	264,000	55,440	-	87,812	-	10,290	417,842

Russell S. Dietz Vice President and Chief Technical Officer	2007	230,000	42,670	-	52,171	-	960	325,801

Jiebing Wang Vice President of Engineering	2007	141,628	18,278	-	50,094	-	49,744	259,744

Christopher G. Kenber(3) Former CEO	2007	86,331	8,523	-	19,512	-	325,417	439,783

Kamran Malik(4) Prior Vice President of Engineering	2007	132,460	-	-	48,886	-	$105,993	287,339

(1) Represents expense recognized for financial accounting purposes for the fiscal year 2007, in accordance with FAS 123R.

(2) Other compensation includes:

Name	Auto Allowance	Board of Director Fees (China) (a)	Severance	Other(b)	Total
Albert E. Sisto	$-	$-	$-	$1,788	$1,788
William R. Walker	-	-	-	4,470	4.470
Thomas Moore	9,000	-	-	1,290	10,290
Russell S. Dietz	-	-	-	960	960
Jiebing Wang	-	42,829	-	6,915	49,744
Christopher G. Kenber	1,227	-	323,750	440	325,417
Kamran Malik	-	-	104,193	-	105,993

(a)	Mr. Wang, based in China, receives compensation for serving on the Board of Directors of our China-based subsidiary, as well as a medical insurance allowance.
(b)	Includes DSL allowance, group term life insurance and other compensation.

(3) Mr. Kenber ceased to be our Chief Executive Officer on November 9, 2006.

(4) Mr. Malik ceased to be employed by us on April 2, 2007.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table summarizes all equity grants to each of our named executive officers during fiscal 2007:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Closing Price on	Grant Date Fair Value of Stock and
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Threshold (#)	Target (#)	Maxi- mum (#)	Stock or Units (#) (3) (4)	Underlying Options (#) (3) (5)	Awards ($/Share) (3)	Date of Option Award	Option Awards ($) (6)

Albert E. Sisto
Cash Incentive	02/28/07	$131,250	$262,500	$393,750	-	-	-	-	-	$-	$-	$-
RSUs	11/08/06	-	-	-	75,000	75,000	75,000	-	-	-	-	363,675
	02/07/07	-	-	-	60,000	75,500	150,000	-	-	-	-	817,350
Options	11/16/06	-	-	-	-	-	-	-	225,000	4.85	4.85	627,885

William R. Walker
Cash Incentive	02/28/07	63,750	127,500	191,250	-	-	-	-	-	-	-	-
Options	10/27/06	-	-	-	-	-	-	-	30,000	5.10	5.10	88,032

Thomas Moore
Cash Incentive	02/28/07	79,200	158,400	237,600	-	-	-	-	-	-	-	-
Options	10/27/06	-	-	-	-	-	-	-	30,000	5.10	5.10	88,032

Russell S. Dietz
Cash Incentive	02/28/07	46,000	92,000	138,000	-	-	-	-	-	-	-	-
Options	10/27/06	-	-	-	-	-	-	-	30,000	5.10	5.10	88,032

Jiebing Wang
Cash Incentive	02/28/07	42,000	84,000	126,000	-	-	-	-	-	-	-	-
Options	4/02/07	-	-	-	-	-	-	-	20,000	6.13	6.13	63,050

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Closing Price on	Grant Date Fair Value of Stock and
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Threshold (#)	Target (#)	Maxi- mum (#)	Stock or Units (#) (3) (4)	Underlying Options (#) (3) (5)	Awards ($/Share) (3)	Date of Option Award	Option Awards ($) (6)

Kamran Malik
Cash Incentive	02/28/07	42,000	$84,000	$126,000	-	-	-	-	-	-	-	-
Options	10/27/06	-	-	-	-	-	-	-	30,000	5.10	5.10	88,032

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table summarizes all equity awards outstanding for each of our named executive officers as of September 30, 2007:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Underlying Unexercised In-The-Money Options at Fiscal Year End ($)
Albert E. Sisto
	12/07/1998	10,000	-	-	$5.00	12/07/2008	$32,000
	02/25/2000	2,000	-	-	69.88	02/25/2010	-
	02/23/2001	2,000	-	-	17.75	02/23/2011	-
	10/17/2001	20,000	-	-	11.17	10/17/2011	-
	03/06/2002	10,000	-	-	12.91	03/06/2012	-
	02/24/2003	10,000	-	-	5.11	02/24/2003	30,900
	02/23/2004	10,000	-	-	14.98	02/23/2014	-
	02/17/2005	10,000	-	-	8.35	02/17/2015	-
	02/27/2006	10,000	-	-	7.05	02/27/2016	11,500
	11/16/2006	62,499	162,501	-	4.85	11/16/2016	209,372
Total		146,499	162,501	-			283,772

William R.Walker	11/03/1997	50,000	-	-	2.00	11/03/2007	310,000
	12/04/1998	15,000	-	-	5.00	12/04/2008	48,000
	04/16/2001	22,916	-	-	16.00	04/16/2011	-
	04/16/2001	2,084	-	-	16.00	04/16/2011	-
	06/18/2002	23,340	-	-	6.66	05/24/2010	35,944
	06/18/2002	14,159	-	-	6.66	05/24/2010	21,805
	06/18/2002	3,333	-	-	6.66	04/23/2009	5,133
	12/11/2003	26,552	-	-	10.52	12/11/2013	-
	12/11/2003	8,448	-	-	10.52	12/11/2013	-
	01/25/2006	12,500	17,500	-	6.71	01/25/2016	18,625
	10/27/2006	6,875	23,125	-	5.10	10/27/2016	21,312
Total		185,207	40,625	-			460,819

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Underlying Unexercised In-The-Money Options at Fiscal Year End ($)
Thomas A. Moore
	01/22/2002	13,260	-	-	15.74	01/22/2012	-
	01/22/2002	101,740	-	-	15.74	01/22/2012	-
	07/16/2002	32,708	-	-	6.00	07/16/2012	71,958
	07/16/2002	7,292	-	-	6.00	07/16/2012	16,043
	04/14/2003	19,414	-	-	5.29	04/14/2013	56,495
	04/14/2003	5,586	-	-	5.29	04/14/2013	16,255
	12/11/2003	5,508	-	-	10.52	12/11/2013	-
	12/11/2003	19,492	-	-	10.52	12/11/2013	-
	01/25/2006	5,837	-	-	6.71	01/25/2016	8,697
	01/25/2006	14,996	29,167	-	6.71	01/25/2016	22,344
	10/27/2006	6,124	10,303	-	5.10	10/27/2016	18,984
	10/27/2006	750	12,823	-	5.10	10/27/2016	2,325
Total		232,707	52,293	-			213,101

Russell S. Dietz
	04/16/2001	13,196	-	-	16.00	04/16/2011	-
	04/16/2001	16,824	-	-	16.00	04/16/2011	-
	06/18/2002	9,608	-	-	6.66	08/08/2010	14,796
	12/11/2003	14,557	-	-	10.52	12/11/2013	-
	12/11/2003	10,443	-	-	10.52	12/11/2013	-
	01/25/2006	12,500	17,500	-	6.71	01/25/2016	18,625
	10/27/2006	6,875	23,125	-	5.10	10/27/2016	21,313
Total		84,003	40,625	-			54,734

Jiebing Wang
	05/17/2004	60,000		-	8.77	05/17/2014	-
	06/03/2005	28,125	21,875	-	6.82	06/03/2015	38,812
	04/02/2007	2,083	17,917	-	6.13	04/02/2017	4,312
Total		90,208	39,792	-			43,124

Christopher G. Kenber
	04/16/2001	4,167	-	-	16.00	04/16/2011	-
	04/16/2001	45,833	-	-	16.00	04/16/2011	-
	12/11/2003	4,224	-	-	10.52	12/11/2013	-
	12/11/2003	120,776	-	-	10.52	12/11/2013	-
	01/25/2006	2,484	35,095	-	6.71	01/25/2016	3,701
	01/25/2006	641	8,656	-	6.71	01/25/2016	955
Total		178,125	43,751	-			4,656

Kamran Malik
	11/11/2002	35,886	-	-	5.35	11/11/2012	102,275
	11/11/2002	74,114	-	-	5.35	11/11/2012	211,225
	12/11/2003	7,098	-	-	10.52	12/11/2013	-
	12/11/2003	22,902	-	-	10.52	12/11/2013	-
	01/25/2006	12,500	-	-	6.71	01/25/2016	18,625
	10/27/2006	6,875	-	-	5.10	10/27/2016	21,313
Total		159,375	-	-			353,438

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Albert E. Sisto
	02/07/2007	36,620	$199,542	-	$-
Total		36,620	199,542	-	-

Option Exercises and Stock Vested in Fiscal Year 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
Albert E Sisto	-	$-	75,000	$485,925

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than the employment arrangements described in “Management” and the transactions described below, since October 1, 2006 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a participant:

▪	In which the amount involved exceeded or exceeds $120,000; and
▪
In which any director, executive officer, holder of more than 5% of any class of our common stock, or any immediate family member of any such person, had or will have a direct or indirect material interest.

Stock Repurchase

On May 9, 2007, our Board of Directors authorized, and we subsequently repurchased from Mr. Sisto, 26,812 shares of our common stock at $6.48 and an aggregate fair market value of $174,000, in order to satisfy certain tax withholding obligations arising out of the vesting of restricted stock held by Mr. Sisto.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on its review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

                                  Compensation Committee

                                      Taher Elgamal
                          Thomas Lawrence

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight and review of Hifn’s accounting functions and internal controls. The Audit Committee is comprised of independent directors, and is governed by a written charter first adopted and approved by the Board of Directors in December 1998. Each of the members of the Audit Committee is independent as defined by Company policy, the Securities and Exchange Commission and the NASDAQ Listed Company Manual. Except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules, Hifn’s Audit Committee explicitly pre-approves any audit and permissible non-audit services provided by the independent auditor. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee reviewed the Audit Committee Charter effective during the 2007 fiscal year and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its duties and responsibilities under such Audit Committee Charter.

The duties and responsibilities of the Audit Committee as detailed in the Audit Committee Charter include, among other things:

•
Review of the procedures of Hifn’s internal controls and procedures for financial reporting, including: (i) review of the reports of management and independent auditors and management; (ii) meeting with Hifn’s management and the independent auditors to review the adequacy of such controls; (iii) review of the independent audit; (iv) conducting a post-audit review of the financial statements and audit findings; (v) review with management and the independent auditors of Hifn’s annual audited financial statements and quarterly unaudited financial statements; (vi) directing Hifn’s independent auditor to review before filing with the SEC Hifn’s interim financial statements; (vii) reviewing before release the unaudited quarterly operating results in Hifn’s quarterly earnings release; (viii) providing oversight and review, at least annually, of Hifn’s risk management and investment policies; (ix) working with legal counsel to identify any legal matters material to Hifn’s financial statements; and (x) reviewing and assessing the adequacy of its own charter and processes at least annually and reporting the results of such review and assessment to the Board for certification.

•
Appointing, compensating, retaining and overseeing the work of the independent auditors, including the independence of such independent auditors and pre-approval of audit and permissible non-audit services provided by the independent auditors to Hifn.

•
Overseeing regulatory and compliance matters, including: (i) overseeing compliance with rules and regulations of the Securities and Exchange Commission (“SEC Rules”); (ii) establishment and maintenance of an environment at Hifn that promotes ethical behavior; (iii) establishing procedures for receiving, retaining and treating complaints received by Hifn regarding auditing matters or procedures; (iv) providing an Audit Committee report for inclusion in Hifn’s annual proxy statement in accordance with SEC Rules; and (v) determining the appropriate funding and payment for the independent auditors and independent legal advisors.

•
The Audit Committee is responsible for recommending to the Board that Hifn’s financial statements be included in the Company’s annual report. The Audit Committee took a number of steps in making this recommendation for Fiscal Year 2007. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, Hifn’s independent registered public accountants for Fiscal Year 2007, those matters PricewaterhouseCoopers LLP communicated to and discussed with the Audit Committee by Statement on Auditing Standards Board Standard No. 61, as amended (“Communication with Audit Committees”), including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers LLP’s independence with PricewaterhouseCoopers LLP and received a letter from PricewaterhouseCoopers LLP regarding independence as required by the Independence Standards Board Standard No. 1, as amended (“Independence Discussions with Audit Committees”) under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers LLP’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with Hifn’s management and PricewaterhouseCoopers LLP Hifn’s audited consolidated balance sheets at September 30, 2007 and 2006, and consolidated statements of income, cash flows and stockholders’ equity for the three (3) years ended September 30, 2007. Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that Hifn’s Annual Report on Form 10-K include these financial statements.

                                Audit Committee

                                Richard M. Noling
                                Robert W. Johnson
                                Taher Elgamal

FORM 10-K

HIFN WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST, A COPY OF HIFN’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: HIFN, INC., ATTN: CORPORATE SECRETARY, 750 UNIVERSITY AVENUE, LOS GATOS, CA 95032.

OTHER MATTERS

The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

Dated:  January 18, 2008

                                        BY ORDER OF THE
                                        BOARD OF DIRECTORS

APPENDIX A

HI/FN, INC.
AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED ON January 17, 2008)

The following constitute the provisions of the 1998 Employee Stock Purchase Plan of hi/fn, inc.

1.             Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.            Definitions.

(a)            “Board” shall mean the Board of Directors of the Company.

(b)            “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)            “Common Stock” shall mean the common stock of the Company.

(d)            “Company” shall mean hi/fn, inc. and any Designated Subsidiary of the Company.

(e)            “Compensation” shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(f)            “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)            “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)            “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i)            “Exercise Date” shall mean the last Trading Day of each Offering Period.

(j)            “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)            If the Common Stock is listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board deems reliable;

(2)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(3)            For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the information statement included within the registration statement in Form 10 filed with the Securities and Exchange Commission for the distribution of the Company’s Common Stock held by Stac, Inc., a Delaware corporation, and any parent of Company (the “Registration Statement”); or

(4)            In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)            “Offering Periods” shall mean the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending six months later; provided, however, that the first Offering Period under the Plan shall commence with the first day of regular way trading of the Common Stock on any established stock exchange or a national market system and ending on the last Trading Day on or before April 30, 1999. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)            “Plan” shall mean this 1998 Employee Stock Purchase Plan.

(m)            “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(n)            “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o)            “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p)            “Trading Day” shall mean a day on which national securities exchange is open for trading.

3.            Eligibility.

(a)             Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)            Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.            Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first day of regular way trading of the Common Stock on any established national securities exchange or a national market system and ending on the last Trading Day on or before April 30, 1999. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.            Participation.

(a)             An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b)            Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.            Payroll Deductions.

(a)             At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b)            All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)            A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)            Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e)            At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.            Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 5,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.            Exercise of Option.

(a)             Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)            If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.            Delivery.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.          Withdrawal.

(a)            A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)            A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

 11.           Termination of Employment.  Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12.            Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13.            Stock.

(a)             Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,400,000 shares.

(b)            The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)             Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.            Administration.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.            Designation of Beneficiary.

(a)            A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)            Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.            Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering period in accordance with Section 10 hereof.

17.            Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.            Reports.  Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.            Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)             Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)            Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)            Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.            Amendment or Termination.

(a)             The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)            Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c)            In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(1)            altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(2)            shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(3)            allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.            Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.            Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.            Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

24.            Term of Plan.  Subject to Section 23 of the Plan, the Plan shall become effective upon the date of the Company’s initial public offering of its equity securities registered on Form

S-1 with the Securities and Exchange Commission. Unless sooner terminated under Section 20, the Plan shall continue in effect for a term of five (5) years from December 16, 2008.

EXHIBIT A

HI/FN, INC.
1998 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED ON January 17, 2008)

SUBSCRIPTION AGREEMENT

__________ Original Application	Enrollment Date: __________________________
__________ Change in Payroll Deduction Rate
__________ Change of Beneficiary(ies)

1.            ______________ hereby elects to participate in the hi/fn, inc. 1998 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.            I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. Please note that no fractional percentages are permitted.)

3.            I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.            I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5.            Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):

_______________________________

_______________________________

6.            I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.            I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.            In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME:	(Please print)
		(First)	(Middle)	(Last)

Relationship

Address

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

HI/FN, INC.
1998 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

        The undersigned participant in the Offering Period of the hi/fn, inc. 1998 Employee Stock Purchase Plan which began on ____________, 19____ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

PROXY

HI/FN, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of hi/fn, inc., a Delaware corporation ("Hifn"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Hifn, each dated January 18, 2008, as well as Hifn’s Annual Report for the year ended September 30, 2007, and hereby appoints Albert E. Sisto and William R. Walker, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of Hifn to be held on Thursday, February 21, 2008, at 10:00 a.m., local time, at Hifn’s principal executive offices at 750 University Avenue, Los Gatos, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock of Hifn ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

HI/FN, INC.

February 21, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLC as independent registered public accounting firm of HIFN for the fiscal year ending September 30, 2008:	❒	❒	❒
❒	FOR ALL NOMINEES	NOMINEES:
		m m	Albert E. Sisto Douglas L. Whiting		3.	Proposal to ratify and approve an amendment to the amended and restated 1998 Employee Stock Purchase Plan to extend the term by five years, from December 16, 2008 to December 16, 2013:	❒	❒	❒
❒	WITHHOLD AUTHORITY FOR ALL NOMINEES
					4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
❒	FOR ALL EXCEPT (See instructions below)
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR; FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominees(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: m

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				❒

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.